Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 28, 2025 relating to the financial statements which appeared in Kraig Biocraft Laboratories, Inc. Annual Report on Form 10K for the year ended December 31, 2024.

/s/ M&K CPA’s, PLLC

The Woodlands, TX

April 17, 2025